UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 3, 2011

SKYWEST, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-14719	87-0292166
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

444 South River Road
St. George, Utah	84790
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(435) 634-3200

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written  communications  pursuant to Rule 425 under the  Securities Act (17 CFR 230.425)

☐    Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement  communications  pursuant to Rule  14d-2(b)  under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement  communications  pursuant to Rule  13e-4(c)  under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)          On May 3, 2011, SkyWest, Inc. (the “Company”) held its 2011 Annual Meeting of Shareholders (the “Annual Meeting”).

(b)         At the Annual Meeting, the Company’s shareholders considered and voted on the items described below:

1.               The following persons were elected to serve as directors of the Company, each to serve until the next annual meeting of shareholders and until his or her successor shall have been duly elected and shall qualify, based upon the following votes:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jerry C. Atkin	43,720,105	3,028,151	3,954,577
J. Ralph Atkin	36,762,774	9,985,482	3,954,577
Margaret S. Billson	36,774,348	9,973,908	3,954,577
Ian M. Cumming	31,253,020	15,495,236	3,954,577
Henry J. Eyring	45,213,428	1,534,828	3,954,577
Robert G. Sarver	43,670,094	3,078,162	3,954,577
Steven F. Udvar-Hazy	31,947,030	14,801,226	3,954,577
James Welch	36,583,579	10,164,677	3,954,577
Michael K. Young	45,232,658	1,515,598	3,954,577

2.               The advisory vote to approve, on a non-binding basis, the Company’s executive compensation was approved based upon the following votes:

Votes for approval	45,403,609
Votes against	1,187,792
Abstentions	156,855
Broker Non-Votes	3,954,677

3.               The advisory vote on the frequency of future advisory votes on the Company’s executive compensation received the following votes:

For 1 Year	35,618,577
For 2 Years	290,401
For 3 Years	10,815,379
Abstentions	23,899

4.               The proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011 was approved based upon the following votes:

Votes for approval	49,257,440
Votes against	1,433,353
Abstentions	12,140

5.               The shareholder proposal to adopt a majority vote standard for the election of the Company’s directors was approved based upon the following votes:

Votes for approval	36,252,792
Votes against	10,467,641
Abstentions	27,823
Broker Non-Votes	3,954,677

SIGNATURE

Pursuant to the requirements of the Securities Exchange of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYWEST, INC.

Dated: May 6, 2011	By	/s/ Bradford R. Rich
Bradford R. Rich, Executive Vice President
and Chief Financial Officer